UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	June 26, 2009

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2034

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

The following information supplements the information regarding wildfire litigation contained in Sempra Energy’s and San Diego Gas & Electric Company’s 2008 Annual Reports to Shareholders and in their Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009. (The Annual Reports are filed with the Securities and Exchange Commission as Exhibit 13.1 to the companies’ Annual Reports on Form 10-K for the year ended December 31, 2008.) It supersedes the information contained under the caption “Commitments and Contingencies – Legal Proceedings – SDG&E 2007 Wildfire Litigation” of Note 16 of the Notes to Consolidated Financial Statements in the Annual Reports and Note 10 of the Notes to Condensed Consolidated Financial Statements in the Quarterly Reports and should be read in conjunction with the other information contained in the Annual and Quarterly Reports.

ITEM 8.01.  OTHER EVENTS

Partial Settlement of Wildfire Litigation

In October 2007, San Diego County experienced catastrophic wildfires. In July 2008, the California Department of Forestry and Fire Protection (Cal Fire) issued investigation reports stating that two fires (the Witch and Rice fires) were San Diego Gas & Electric Company (“SDG&E”) “power line caused” and that a third fire (the Guejito fire) occurred when a wire securing a Cox Communications' fiber optic cable came into contact with an SDG&E power line "causing an arc and starting the fire." Cal Fire states that the Rice fire burned approximately 9,500 acres and damaged 206 homes and two commercial properties. The reports indicate that the Witch and Guejito fires merged and eventually burned approximately 198,000 acres, resulted in two fatalities, injured approximately 40 firefighters and destroyed approximately 1,141 homes. Cal Fire is still investigating the perimeters of these two fires to determine the damages associated with each fire.

 In September 2008, the Consumer Protection and Safety Division of the California Public Utilities Commission issued a staff investigative report reaching substantially the same conclusions as the Cal Fire reports. However, the staff report also opines that the power lines involved in the Witch and Rice fires and the lashing wire involved in the Guejito fire were not properly designed, constructed and maintained as required by commission rules. In November 2008, the Commission initiated an investigation to determine whether SDG&E and Cox Communications violated any rules or regulations in connection with the fires.

As previously reported, more than 100 lawsuits have been filed against SDG&E and Sempra Energy in San Diego County Superior Court seeking to recover damages in unspecified amounts, including punitive damages and other costs associated with the three fires. On June 25, 2009, the court ruled that the lawsuits cannot proceed as class actions on behalf of all persons who experienced wildfire damages but must instead be pursued in individual lawsuits. SDG&E has filed cross-complaints against Cox

Communications seeking indemnification for any liability that SDG&E may incur that relates to the Guejito fire.

The wildfire lawsuits assert various bases for recovery, including inverse condemnation based upon a California Court of Appeal decision finding that another California investor-owned utility was subject to strict liability, without regard to foreseeability or negligence, for damages resulting from a wildfire ignited by power lines.

By June 2009, homeowners’ insurers representing 96 percent of the total California homeowner insurance market had paid out and reserved approximately $1.6 billion on more than 20,000 claims relating to the three fires. These include claims for approximately 950 of the 1,300 houses, mobile homes, and apartment units identified in public records as having been destroyed by the three fires.

During 2009, SDG&E and its liability insurers have held a number of settlement discussions with the homeowners' insurers in the litigation. Based on the information provided in these discussions SDG&E concluded that its potential exposure to the homeowners' insurers was reasonably estimable. Accordingly, in the first quarter of 2009 SDG&E established a reserve of $900 million for its estimated liability to the homeowners’ insurers. The reserve is recorded as a current liability on SDG&E’s and Sempra Energy’s consolidated balance sheets and is fully offset by a current receivable of $900 million payable from SDG&E's $1.l billion of liability insurance, which is expected to be paid by the liability insurers directly to the homeowners' insurers.

On June 26, 2009, SDG&E and 65 of the homeowner insurer plaintiffs in the wildfire litigation reached agreements settling a portion of the wildfire claims. Under the settlement, SDG&E has agreed to pay the settling insurers approximately $686 million (representing 57.5% of their $1.19 billion of paid and reserved claims) to settle all of their claims relating to the three wildfires. The settlement will be entirely funded by SDG&E’s liability insurance coverage and SDG&E will receive an assignment of the settling insurers’ claims against Cox Communications. The form of settlement agreements is filed as the exhibit to this report.

Discussions are continuing with the other homeowner insurers for settlements on substantially the same terms.

In addition to the claims of homeowners’ insurers, the wildfire litigation also includes claims of other plaintiffs for uninsured and underinsured structures, firefighting costs, business interruption, evacuation expenses, agricultural damage, and personal injuries. SDG&E does not have sufficient information to reasonably estimate its potential exposure for these additional claims and, accordingly, has not established a reserve for any wildfire claims other than those of the homeowners' insurers.

In light of the complexity of these matters and the large number of parties and claims involved, the wildfire litigation, including any appeals, could take several years to be resolved. After giving effect to the $686 million settlement, SDG&E’s remaining liability insurance coverage for the litigation would be approximately $410 million. If its ultimate liability to the remaining homeowners’ insurer plaintiffs and the other plaintiffs in the litigation, net of amounts potentially recoverable from Cox Communications, were to exceed the remaining insurance coverage, SDG&E would request authorization from the Federal Energy Regulatory Commission and the California Public Utilities Commission to recover the excess amounts in utility rates. SDG&E is unable to predict its degree of success in pursuing such requests or the timing of any recovery.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Sempra Energy and SDG&E

99.1  Form of Settlement Agreement and Release between San Diego Gas & Electric Company, Sempra Energy and settling homeowner insurer plaintiffs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: June 26, 2009	By: /s/ Neal E. Schmale
Neal E. Schmale President and Chief Operating Officer